QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2001

LAKEHEAD PIPE LINE PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-59597 (Commission File No.)	39-1715851 (I.R.S. Employer Identification No.)

Lake Superior Place, 21 West Superior Street, Duluth, MN 55802-2067
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (218) 725-0100

Item 5. Other Events

    Lakehead Pipe Line Partners, L.P. and Enbridge Inc. announced that on March 8, 2001, their respective Boards of Directors approved the acquisition of 100% of Enbridge Pipelines (North Dakota), Enbridge Inc.'s North Dakota pipeline system by Lakehead Pipe Line Partners, L.P., for cash of $33 million ("Acquisition"). The transaction is anticipated to close on May 1, 2001, subject to regulatory approval and standard closing conditions. A copy of the press release announcing the approval of the Acquisition is attached here to as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

  (c)
  Exhibits

No.	Description
99.1	Press Release of Lakehead Pipe Line Partners, L.P. dated March 8, 2001.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LAKEHEAD PIPE LINE PARTNERS, L.P. (registrant)
By:	Lakehead Pipe Line Company, Inc. as General Partner
/s/ J.L. BALKO
J. L. Balko Chief Accountant (Principal Financial and Accounting Officer)

Date: March 13, 2001

QuickLinks

SIGNATURE